UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2015
T-MOBILE US, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

12920 SE 38th Street
Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000
(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.
T-Mobile US, Inc. (NASDAQ: TMUS) (“T-Mobile” or the “Company”) continues to see strong momentum quarter-to-date for the fourth quarter of 2015, according to comments made today by the Company’s executives at an investor conference.  The Company also reaffirmed all guidance for 2015 provided during the third quarter 2015 earnings call: Adjusted EBITDA of $6.8 to $7.2 billion, branded postpaid net additions of 3.8 to 4.2 million and cash capital expenditures of $4.4 to $4.7 billion. The Company doubled branded postpaid net additions and nearly tripled branded postpaid phone net additions during the Black Friday/Cyber Monday weekend compared to the same period in 2014. Additionally, T-Mobile expects branded postpaid phone churn for the fourth quarter of 2015 to be stable compared to the third quarter of 2015 and to be well below the level for the fourth quarter of 2014 as the Company saw notable improvements in October and November compared to the same period in 2014.
T-Mobile’s financial guidance excludes any impact of JUMP! On Demand and Data Stash. These interim customer results are preliminary. The Company’s results for the full fourth quarter of 2015, which are subject to completion of the Company's quarter-end closing review procedures, may vary.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

December 7, 2015	/s/ J. Braxton Carter
J. Braxton Carter Executive Vice President and Chief Financial Officer